Exhibit 10.1


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                            NEW FRONTIER ENERGY, INC.
                           CONVERTIBLE PROMISSORY NOTE


                                                               October 30, 2006
$600,000.00                                                 Littleton, Colorado


         1. Principal and Interest.

         1.1 New Frontier Energy, Inc., a Colorado corporation (the "Company"), for value received, hereby promises to pay to the order of Aviel Faliks (the "Investor" or the "Holder") the sum of six hundred thousand dollars ($600,000.00) at the time and in the manner hereinafter provided.

         1.2 This Promissory Note (the "Note") shall bear interest at the rate of 12.5% per annum simple interest from the date of issuance of this Note until paid in full. Interest, in the form of cash or common stock of the Company at the option of the Holder, shall be payable on June 30 and December 31 of each year. For purposes of paying interest, common stock shall be valued at the average of the closing bid and ask prices of the common stock for the thirty trading days immediately preceding the interest payment date. No payment of principal under this Note shall be due until the earlier of (i) that date upon which the Company shall have closed on a privately placed debt or equity financing with gross proceeds of at least ten Million Dollars ($10,000,000.00), or (ii) December 31, 2007 (the earlier of said dates to be referred to herein as the "Demand Date") unless there is an Event of Default as described in Section 2 below, in which case such payment shall be accelerated. Commencing on the Demand Date, all principal and accrued but unpaid interest hereunder shall be payable upon demand. The parties agree that Holder may demand that interest be paid without demanding that principal be paid. Notwithstanding the foregoing, this Note may be prepaid by the Company without penalty at any time. Any prepayment will be credited first against accrued interest then principal.

         1.3 Upon payment in full of the principal hereof and accrued interest hereunder, this Note shall be surrendered to the Company for cancellation.

         1.4 The principal of and interest on this Note shall be payable at the principal office of the Company and shall be forwarded postage prepaid by the Company by certified mail return receipt requested to the address of the Holder hereof as such Holder shall from time to time designate.




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         2. Event of Default. The occurrence of any one or more of the following events (regardless of the reason therefor), shall constitute an "Event of Default" hereunder:

         (a) The Company shall fail to make any payment of principal of, or interest on, or any other amount owing in respect of, the Note when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of five (5) business days after receipt of written notice of default by the Company.

         (b) A case or proceeding shall have been commenced against the Company in a court having competent jurisdiction (i) seeking a decree or order in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company, and any such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

         (c) The Company shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) fail generally to pay its debts as such debts become due.

         (d) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company and the same shall not (i) be fully covered by insurance or bonded over, or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or have been discharged within five (5) days after the expiration of any such stay.

3. Subordination.

                  (a) Agreement to Subordinate. The Company agrees, and the Holder agrees by accepting the Note that the indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of the Company's 2.5% Convertible Debentures due July 22, 2007 and the 2.5% Convertible Debenture due January 1, 2008. This agreement to subordinate is for the benefit of the holders of the 2.5% Convertible Debentures due July 22, 2007 and the 2.5% Convertible Debenture due January 1, 2008. The provisions of this Section 3 shall be null and void upon full payment of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008.



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                  (b) Liquidation; Dissolution; Bankruptcy. Upon any
         distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any of its properties, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008 shall be entitled to receive payment in full of all obligations due in respect of such 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008 (including interest after the commencement of any such proceeding at the rate specified in the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008, whether or not allowable as a claim in such proceeding) before the Holder of this Note shall be entitled to receive any payment with respect to the Note.

                  (c) Change; Extension of Time; Renewal, or Alteration. The holders of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008 may, at any time and from time to time, without the consent of or notice to the Holder of this Note, without incurring responsibility to the Holder of this Note and without impairing or releasing the obligations of the Holder of this Note to the holders of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008, change or extend the time of payment of, or renew or alter, any of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008, or otherwise amend in any manner any agreement pursuant to which the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008 shall have been issued and exercise or refrain from exercising any rights against the Company and any other person.

                  (e) Failure to Act. No holder of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008 shall be prejudiced in its right to enforce subordination of this Debenture by any act or failure to act by the Company or any other person in the custody of the assets or property of the Company.

                  (f) Purpose. The provisions of this Section 3 regarding subordination are solely for the purpose of defining the relative rights of the holders of the 2.5% Convertible Debentures due July 22, 2007 and January 1, 2008 on the one hand and the rights of the Holder of this Note on the other hand, and none of such provisions shall impair, as between the Company and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Note the principal of and interest on this Note in accordance with the terms of this Note, and no such provisions shall prevent the Holder of this Note from exercising the remedies permitted by applicable law in accordance with the provisions of this Note.


         4. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Investor.

         5. Prepayment. The Company may at any time prepay in whole or in part, the principal sum, plus accrued interest to date of payment, of this Note upon thirty (30) days prior written notice to the Holder. Upon receiving such notice, the Holder will have the right to convert all or part of the principal or accrued interest on the Note within the thirty (30) day notice period. The Holder may convert all or part of the principal or accrued interest on the Note during said thirty (30) day period in accordance with Section 6 hereof, and any such principal or interest converted shall be attributed, first, to the amount of interest to be prepaid, second, to the amount of principal to be prepaid, and third, to principal which is not subject to the prepayment notice.

         6. Conversion.

         6.1 Voluntary Conversion. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole units of the Company's $0.001 par value Series C Preferred Convertible Stock ("Series C Preferred") to be offered in the future determined in accordance with Section
6.2 below.

         6.2 Shares Issuable. The number of whole shares of Series C Preferred into which this Note may be voluntarily converted ("Conversion Shares") shall converted under the same terms and conditions as the units of the Series C Preferred are being offered (the "Note Conversion Price").

        6.3 Notice and Conversion Procedures. After notification that the Series C Preferred offering has commenced, the holder has ten (10) business days to elects to convert this Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Upon closing the minimum proceeds (which may include the conversion of the Note), the Company shall deliver to the Holder certificate(s) for the Units of the Series C issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance.

        6.4 Series C Convertible Preferred Stock. It is understood that the Company has not created the Series C Convertible Preferred Stock.

         7. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

         (a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         (b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         (c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

         8. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

         (a) Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. The Holder understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

         (c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         9. Assignment. Subject to the restrictions on transfer described in
Section 12 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         11. No Other Notes. The parties hereto agree that this Note shall supercede any and all Notes previously issued by the Company to the Holder.

         12. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         13. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Investor:     INVESTOR
                         Aviel Faiks
                         570 Lexington Avenue, 25th Floor
                         New York, NY 10022
                         Phone: (212) 750-1076 Facsimile: (212) 750-1525

     If to Company:      New Frontier Energy, Inc.
                         1789 Littleton Blvd.
                         Littleton,  CO 80120
                         Attention:  Les Bates, Chief Financial Officer
                         Phone:  (303) 730-9994   Facsimile:  (303) 730-9985


Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

         14. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Colorado, without regard to the conflicts of laws provisions thereof. This instrument shall be subject to the exclusive jurisdiction of the courts of the state of Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this instrument or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum

         15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

         16. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

         17. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

         18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

         19. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Note against impairment.

         IN WITNESS WHEREOF, New Frontier Energy, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

                                  NEW FRONTIER ENERGY, INC.


                                  By  /s/ Paul Laird
                                      ----------------------
                                      Paul Laird, President


                                 INVESTOR


                                  By /s/ Aviel Faliks
                                     -----------------------

                                  Title  Investor
                                         -------------------